Exhibit 1.1
Execution Version
7,336,588 Common Units
ENERGY TRANSFER EQUITY, L.P.
COMMON UNITS
REPRESENTING LIMITED PARTNERSHIP INTERESTS
UNDERWRITING AGREEMENT
November 7, 2007

November 7, 2007
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
as Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Certain unitholders of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”) named in Schedule I hereto (the “Selling Unitholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC (the “Representatives”) are acting as representatives, an aggregate of 7,336,588 common units representing limited partnership interests of the Partnership (the “Firm Units”), with each Selling Unitholder selling the amount set forth opposite such Selling Unitholder’s name in Schedule I hereto.
     The Selling Unitholders also propose to sell to the several Underwriters not more than an additional 1,100,489 common units representing limited partnership interests (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common units granted to the Underwriters in Section 3 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The common units representing limited partnership interests of the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.”
     This agreement (the “Agreement”) is to confirm the agreement among the Partnership and LE GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “ETE Entities”) and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Selling Unitholders by the Underwriters (the “Offering”). The ETE Entities, Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP GP LLC”), Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP LP”), and the other entities listed on

Schedule IV hereto are hereinafter collectively sometimes referred to as the “Energy Transfer Entities.”
     The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-146300), including a prospectus, relating to the Units. The registration statement as amended at the time it became effective, including a preliminary prospectus and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus, including the base prospectus and prospectus supplement, in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Partnership has filed an abbreviated registration statement to register additional shares of Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, comprised of the base prospectus and prospectus supplement, together with the free writing prospectuses, if any, each identified in Schedule III hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
          A. It is understood and agreed to by all parties hereto that the Partnership owns directly or indirectly, as of each of the Closing Date (as defined in Section 5 hereof) and any Option Closing Date (as defined in Section 3 hereof):
     (i) a 2% general partner interest in Energy Transfer Partners, L.P., a publicly traded Delaware limited partnership (“ETP”);
     (ii) 62,500,797 common units representing a 46% limited partnership interest in ETP;
     (iii) all of the incentive distribution rights in ETP (the “Incentive Distribution Rights”);

each as more particularly described in the Time of Sale Prospectus and the Prospectus.
          B. It is further understood and agreed to by all parties hereto that as of the date hereof and prior to giving effect to the sale of the Units pursuant to this Agreement, on the date hereof, the Partnership is owned, in simplified terms, by (i) the General Partner, which holds a 0.3% general partner interest; (ii) ETC Holdings, LP, a Delaware limited partnership, which holds a 24.5% limited partner interest; and (iii) certain other limited partners, who collectively hold a 75.2% limited partner interest.
     The “Organizational Documents” shall mean each of the GP LLC Agreement (as defined below), the Partnership Agreement (defined below), the amended and restated agreement of limited partnership of ETP GP LP (as so amended and restated, the “ETP GP LP Partnership Agreement”), the amended and restated limited liability company agreement of ETP GP LLC (as so amended and restated, the “ETP GP LLC Agreement”) and the ETP Partnership Agreement and the certificates of limited partnership or formation and other organizational documents of the General Partner, the Partnership and ETP (as defined below).
     1. Representations and Warranties of the Partnership. The ETE Entities jointly and severally represent and warrant to and agree with each of the Underwriters that:
     (a) The Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) Compliance with the Securities Act. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section  5), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.
     (c) Ineligible Issuer; Free Writing Prospectuses. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (e) Capitalization. As of the date of this Agreement, the Partnership has an authorized and outstanding equity capitalization as set forth in the section of the Registration Statement, the Time of Sale Prospectus and the Prospectus entitled “Description of Our Common Units” (including any similar sections or information, if any, contained in any free writing prospectus identified in Schedule III hereto (each, a “Permitted Free Writing Prospectus”)), and, as of the Closing Date and any Option Closing Date, as the case may be, the Partnership shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement, the Time of Sale Prospectus and the Prospectus entitled “Description of Our Common Units” (including any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Units upon exercise of unit options and warrants disclosed as outstanding in the Registration Statement

(excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus and the grant of options under existing unit option plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus); all of the issued and outstanding general partner interests, incentive distribution rights, limited partner interests, limited liability company interests and other securities of the Energy Transfer Entities have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of the General Partner are required for the offering and sale of the Units; the Certificate of Limited Partnership of Energy Transfer Equity, L.P. and the Third Amended Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., as amended by Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (the “Partnership Agreement”), each as filed as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007, have been duly authorized and approved in accordance with the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and are in full force and effect; the Units are duly listed, and admitted and authorized for trading on the New York Stock Exchange (the “NYSE”).
     (f) Formation and Qualification of the Energy Transfer Entities. Each of the Energy Transfer Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP and Heritage Operating, L.P., a Delaware limited partnership (“HOLP”), (iv) in the case of Heritage ETC, L.P., a Delaware limited partnership (“Heritage ETC”), to act as the sole member of Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company (“ETIH OLP”), (v) in the case of Titan Energy GP, LLC, a Delaware limited liability company (“Titan GP”), to act as the general partner of Titan Energy Partners, L.P. (“Titan OLP”), (vi) in the case of LA GP, LLC, a Texas limited liability company (“LA GP”), to act as the general partner of La Grange Acquisition, L.P., a Texas limited partnership (“ETC OLP” and, together with HOLP, ETIH OLP and Titan OLP, the “OLPs”) and (vi) in the case of the General Partner and the Partnership, to execute and deliver this Agreement to consummate the transactions contemplated hereby.
     (g) Foreign Qualification and Registration. Each of the Energy Transfer Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Energy Transfer Entities (taken as a whole); or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering; (iii) subject the limited partners of the Partnership or ETP to any material liability or disability or (iv) result in the delisting of the Common Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of each Energy Transfer Entity, the applicable jurisdictions are set forth on Schedule V hereto.
     (h) Ownership of the General Partner. (i) Ray C. Davis owns 16.2% of the issued and outstanding membership interests in the General Partner; (ii) Kelcy L. Warren owns 34.9% of the issued and outstanding membership interests in the General Partner; (iii) Natural Gas Partners VI, L.P., a Delaware limited partnership (“NGP”), owns 14.0% of the issued and outstanding membership interests in the General Partner; and (iv) Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 34.9% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the Closing Date (the “GP LLC Agreement”).
     (i) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 0.3% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the Closing Date, and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).
     (j) Ownership of Certain Partnership Interests in the Partnership. The limited partners of the Partnership existing immediately prior to the Closing Date will own approximately 222,829,956 Partnership Common Units (the “Existing Units”), representing an approximate 99.7% limited partner interest in the Partnership.
     (k) Ownership of ETP GP LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP GP LLC Agreement and are fully paid (to the extent required under the ETP GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability

Company Act (the “Delaware LLC Act”)); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Partnership Credit Agreement.
     (l) Ownership of ETP GP LP. (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement; (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under the Partnership Credit Agreement; (iv) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 100% of the Class B limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement and are fully paid (to the extent required under the ETP GP LP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Time of Sale Prospectus or the Prospectus); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under the Partnership Credit Agreement.
     (m) Ownership of the General Partner Interest in ETP. ETP GP LP is the sole general partner of ETP with a 2.0% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns the Incentive Distribution Rights; the ETP GP Interest and the Incentive Distribution Rights (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the ETP Partnership Agreement; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens, other than Liens arising under the Partnership Credit Agreement.
     (n) Ownership of Limited Partner Interests in ETP. On the date hereof and on the Closing Date the issued and outstanding limited partner interests of ETP consist of 137,067,059 common units (the “ETP Common Units”), representing limited partner interests in ETP; on the date hereof, the Closing Date and Option Closing Date, if any, the Partnership owns and will own 62,500,797 ETP Common Units, representing approximately a 45.6% limited partner interest (collectively, the “Owned Units”), in each case free and clear of all Liens, other than Liens arising under the $500 million credit agreement by and among the Partnership, Wachovia Bank, National Association (as administrative agent) and the other lenders party thereto (the “Partnership Credit Agreement”); all of the Owned Units and the limited partner interests represented by the ETP Common Units, included therein have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of ETP, dated as of June 27, 1996, as amended as of August 9, 2000, January 5, 2001, October 5, 2001, February 4, 2002, January 15, 2004, February 13, 2004, March 15, 2005, February 6, 2006, May 1, 2006 and November 1, 2006 (the “ETP Partnership Agreement”) and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus).
     (o) Ownership of the OLPs. (i) LA GP is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of ETC OLP, as in effect at the Closing Date and any Option Closing Date (the “ETC OLP Agreement”); (ii) ETP GP LP is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of HOLP, as in effect at the time of purchase and any Option Closing Date (the “HOLP Agreement”); (iii) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of ETIH OLP, as in effect at the time of purchase and any Option Closing Date (the “ETIH OLP Agreement”); (iv)Titan GP is the sole general partner of Titan OLP, and such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Titan OLP, as in effect at the time of purchase and any Option Closing Date (the “Titan OLP Agreement” and, together with the ETC OLP Agreement, HOLP Agreement and the ETIH OLP Agreement, the “OLP Agreements”); (v) LA GP, ETP GP LP and Titan GP own their general partner interests in ETC OLP, HOLP and Titan OLP, respectively, free and clear of all Liens, other than as described in the Prospectus; (vi) Heritage ETC and Heritage LP, Inc., a Delaware corporation (“Heritage LP”), are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (vii) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (viii) Heritage ETC is the sole limited partner of Titan OLP, with a 99.99% limited partner interest in Titan OLP (ix) such limited partner interests have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid (to the extent required under the applicable OLP Agreements) and non-assessable (except as such non-assessability may be affected by Section 6.07 of the Texas Revised Limited Partnership Act as to the limited partner interests in ETC OLP, Sections 17-303 and 17-607 of the Delaware LP Act as to the limited partner interests in HOLP, Section 18-607 of the Delaware LLC Act as to the membership interest in ETIH OLP and as otherwise described in the Prospectus); and each such limited partner interest is owned free and clear of all Liens, other than as described in the Prospectus.
     (p) Subsidiaries. The Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries listed in Exhibit 21.1 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 (collectively, sometimes referred to herein as the

“Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity other than a 50% member interest in Midcontinent Express Pipeline LLC, a Delaware limited liability company; complete and correct copies of the formation and governing documents of each of the Energy Transfer Entities and all amendments thereto have been delivered to you, and, no changes thereto will be made on or after the date hereof, through and including the Closing Date, or, if later, any Option Closing Date; and each of the Energy Transfer Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) Authority and Authorization. As of the Closing Date or any Option Closing Date, the Units to be sold by the Selling Unitholders pursuant hereto have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units to be sold by the Selling Unitholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Energy Transfer Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (r) Conformity to Description of Partnership Common Units. The Common Units, including the Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the certificates for the Units are in due and proper form.
     (s) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and executed and validly delivered by the ETE Entities.
     (t) No Conflicts or Violations; No Default. None of the Energy Transfer Entities is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Energy Transfer Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C)

in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Energy Transfer Entities or any of their respective properties, which breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or could materially impair the ability of the ETE Entities to perform their obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the parties thereto, (ii) the offering and sale of the Units or (iii) the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the Energy Transfer Entities pursuant to (I) any formation, governing or any other organizational document of any of the Energy Transfer Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Energy Transfer Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the Energy Transfer Entities or any of their respective properties, which conflicts, breaches, violations or defaults, in the case of clause (II) above, would, individually or in the aggregate, have a Material Adverse Effect.
     (u) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any Energy Transfer Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the ETE Entities, is required in connection with the Offering or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the Conduct Rules of the Financial Industry Regulatory Agency, Inc., formerly the

National Association of Securities Dealers, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.
     (v) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership (other than as provided in (i) the Voting and Transfer Rights Agreements, dated as of October 1, 2002, by and among the Partnership, the General Partner and the other parties thereto, and (ii) the Unitholder Rights and Restrictions Agreement, dated May 7, 2007, by and among the Partnership, EPE, Ray C. Davis and NGP), (iii) no person has any resale rights in respect of the Common Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; no person has the right, contractual or otherwise, to cause the Partnership include any Common Units or other interests in the Registration Statement or the Offering that were not so included or appropriately waived; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership or ETP, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of any of the ETE Entities.
     (w) Permits. Each of the Energy Transfer Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Energy Transfer Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Energy Transfer Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (x) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) under the headings “Risk Factors,” “Description of Our Common Units,” “Our Cash Distribution Policy,” “ETP’s Cash Distribution Policy” and “Material Tax Consequences” and (ii) incorporated by reference to our reports filed pursuant to the Exchange Act (in both cases, including any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (y) Litigation. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the ETE Entities after due inquiry, threatened or contemplated to which any of the Energy Transfer Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except any such action, suit, claim, investigation or proceeding which, if determined adversely to the Energy Transfer Entities, would not, individually or in the aggregate, have a Material Adverse Effect.
     (z) Independent Registered Public Accounting Firms. Grant Thornton LLP, whose reports on the consolidated financial statements of the General Partner and the Partnership are included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (aa) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the General Partner and the consolidated financial position of the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; and the other financial and statistical data set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Energy Transfer Entities.
     (bb) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (ii) any transaction that is material to the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Energy Transfer Entities that is material to the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Energy Transfer Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Energy Transfer Entities, in each case whether or not arising from transactions in the ordinary course of business.
     (cc) Lock-Up Agreements. The Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A-1 hereto, of each of its directors and executive officers and each Selling Unitholder and each unitholder named in Exhibit A-4 hereto; provided, however, that, (i) with respect to Kellen Holdings, LLC, the Partnership has obtained for the benefit of the Underwriters the Lock-Up Agreement in the form set forth as Exhibit A-2 hereto and (ii) with respect to PH Investments, LLC, the Partnership has obtained for the benefit of the Underwriters the Lock-Up Agreement in the form set forth as Exhibit A-3 hereto.
     (dd) Investment Company. None of the Energy Transfer Entities is and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ee) Title to Properties. Each of the Energy Transfer Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus as being owned by any of them, free and clear of all Liens except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) arising under the Security Agreement, dated as of June 28, 1996, among Heritage Holdings, Inc., a Delaware corporation, HOLP and Wilmington Trust Company, (iii) pursuant to the Third Amended and Restated Credit Agreement of HOLP, dated as of March 31, 2005, as amended, and (iv) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All of the real property and buildings held under lease by any of the Energy Transfer Entities are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (ff) Rights-of-Way. Each of the Energy Transfer Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to use its pipelines as they have been used in the past and as they are expected to be used in the future as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not interfere with the operations of the Energy Transfer Entities as conducted on the date hereof to such a material extent that Morgan Stanley could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Energy Transfer Entities, taken as a whole.
     (gg) Intellectual Property. Each of the Energy Transfer Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and none of the Energy Transfer Entities has received any notice of conflict with, any such rights of others.
     (hh) Labor and Employment. No labor disputes with the employees that are engaged in the businesses of the Energy Transfer Entities exist or, to the knowledge of the ETE Entities, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to any of the Energy Transfer Entities.
     (ii) Environmental Compliance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Energy Transfer Entities and their subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the ETE Entities after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the ETE Entities after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Energy Transfer Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of CERCLA (as defined below) in May 2001), none of the Energy Transfer Parties or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”).
     (jj) Tax Returns. All tax returns required to be filed by the Energy Transfer Entities through the date hereof by the Energy Transfer Entities have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (kk) Insurance. The Energy Transfer Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Energy Transfer Entities and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any Option Closing Date; none of the Energy Transfer Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
     (ll) No Business Interruptions. None of the Energy Transfer Entities has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (mm) Non-Renewal of Agreements; No Third-Party Defaults. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, none of the Energy Transfer Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no such termination or non-renewal has been threatened by any of the Energy Transfer Entities. To the knowledge of the ETE Entities, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Energy Transfer Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (nn) Internal Controls. Each of the ETE Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (oo) Disclosure Controls. Each of the ETE Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the ETE Entities is made known to the President and Chief Financial Officer, in the case of the Partnership, and the Co-Chief Executive Officers and the Chief Financial Officer, in the case of ETP, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s and ETP’s auditors and the Audit

Committees of the Boards of Directors of the General Partner and ETP GP LP have not been advised of: (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership’s or ETP’s ability to record, process, summarize and report financial data, (B) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s or ETP’s internal controls, and (C) any material weaknesses in internal controls have been identified for the Partnership’s or ETP’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership and ETP have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and each of the ETE Entities and the directors and officers of each of the General Partner and ETP GP LP are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the ETE Entities have taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the ETE Entities and the officers and directors of the General Partner, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
     (pp) Related Party Transactions. On or after July 30, 2002, none of the Energy Transfer Entities has, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP, or to or for any family member or affiliate of any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (qq) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (rr) Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement,

the Time of Sale Prospectus, and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (ss) No Prohibition on Distributions. None of the Partnership, ETP or the OLPs is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities or, in the case of the OLPs, from repaying loans or advances to the Partnership or ETP, as applicable, except in each case as described in (A) the Registration Statement, the Time of Sale Prospectus or the Prospectus, (B) the organizational documents of the Partnership, ETP or the OLPs or (C) the periodic and current reports filed by ETP and/or Partnership with the Commission pursuant to the Exchange Act.
     (tt) NYSE Compliance. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE.
     (uu) No Brokers’ Fees. Except pursuant to this Agreement, none of the Energy Transfer Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or by the Registration Statement, the Time of Sale Prospectus or the Prospectus.
     (vv) No Stabilizing Transactions. None of the Energy Transfer Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership or ETP to facilitate the sale or resale of the Units.
     (ww) FINRA Affiliations. To the knowledge of the ETE Entities after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.
     (xx) No Distribution of Other Offering Materials. None of the Energy Transfer Entities has distributed nor will they distribute, prior to the later to occur of (x) the Closing Date and Option Closing Date and (y) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Time of Sale Prospectus or the Prospectus, or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.
     (yy) FCPA. Neither the Partnership nor any of its Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, representative, employee or affiliate of the Partnership or of any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; and the Partnership, its Subsidiaries and, to the knowledge of the Partnership, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (zz) Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
     (aaa) OFAC. None of the Partnership, any of its Subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or any of its Subsidiaries is an individual or entity (“Person”) that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC-administered sanctions”), nor is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and the Partnership will not directly or indirectly use the proceeds of the offering of Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any

Person involved in or facilitating the offering of the Units, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.
          In addition, any certificate signed by any officer of the ETE Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with this Agreement shall be deemed to be a representation and warranty by the ETE Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     2. Representations and Warranties of the Selling Unitholders. Each Selling Unitholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unitholder.
     (b) The execution and delivery by such Selling Unitholder of, and the performance by such Selling Unitholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Unitholder and American Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Units to be sold by such Selling Unitholder (the “Custody Agreement”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Unitholder (if such Selling Unitholder is a corporation), or any agreement or other instrument binding upon such Selling Unitholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Unitholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Unitholder of its obligations under this Agreement or the Custody Agreement of such Selling Unitholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units.
     (c) Such Selling Unitholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Units to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and the Custody Agreement and to sell, transfer and deliver the Units to be sold by such Selling Unitholder or a security entitlement in respect of such Units.
     (d) The Custody Agreement has been duly authorized, executed and delivered by such Selling Unitholder and is a valid and binding agreement of such Selling Unitholder.
     (e) Delivery of the Units to be sold by such Selling Unitholder and payment therefor pursuant to this Agreement will pass valid title to such Units,

free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Units.
     (f) Such Selling Unitholder is not prompted by any information concerning the Partnership or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Units pursuant to this Agreement.
     (g) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section  5), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited solely to statements or omissions made in reliance upon information relating to such Selling Unitholder furnished to the Partnership in writing by such Selling Unitholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
     3. Agreements to Sell and Purchase. Each Selling Unitholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Unitholder at $30.432 a share (the “Purchase Price”) the number of Firm Units (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Units to be sold by such Selling Unitholder as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Unitholder, severally and not jointly, hereby agrees to sell to the Underwriters at the Purchase Price, and the Underwriters shall have the right to purchase at the Purchase Price, severally and not jointly, up to the number of Additional Units (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Additional Units to be sold by such Selling Unitholder as the number of Additional Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Additional Units. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     The Partnership hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Units or any securities convertible into or exercisable or exchangeable for Common Units; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering for the Partnership’s own account of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the filing of any registration statements by us for the benefit of any unitholder pursuant to any registration obligations existing on the date hereof; or (d) the issuance or registration by the Partnership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units to officers, directors, employees or consultants pursuant to any employee benefit plan in existence on the date hereof.
     4. Terms of Public Offering. The Selling Unitholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Unitholders are further advised by you that the Units are to be offered to the public initially at $31.70 per Unit (the “Public Offering Price”) and to certain dealers selected by the Partnership at a price that represents a concession not in excess of $0.76 per Unit under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Units to be sold by each Selling Unitholder shall be made to such Selling Unitholder in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 13, 2007, or at such other time on the same or such other date, not later than November 20, 2007, as shall be agreed upon in writing by you, the Partnership and the Selling Unitholders. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Units shall be made to the Selling Unitholders in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than December 17, 2007, as shall be designated in writing by you.
     The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Selling Unitholders to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is so material and adverse that it makes it, in your collective judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the ETE Entities, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the ETE Entities contained in this Agreement are true and correct as of the Closing Date and that the ETE Entities have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins, L.L.P., outside counsel for the Partnership, dated the Closing Date, to the effect as set out in Exhibit B-1 hereto:
     (d) The Underwriters shall have received on the Closing Date an opinion of Thomas P. Mason, General Counsel and Secretary of ETE, dated the Closing Date, to the effect as set out in Exhibit B-2 hereto:
     (e) The Underwriters shall have received on the Closing Date an opinion of Hunton & Williams LLP, special counsel for the Selling Unitholders, dated the Closing Date, to the effect as set out in Exhibit C hereto:
     (f) The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to Morgan Stanley.
     (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant

Thornton, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto between you and the parties identified on Exhibit A-4 hereto (except that, (i) with respect to Kellen Holdings, LLC, such agreement shall be in the form of Exhibit A-2 hereto and (ii) with respect to PH Investments, LLC, such agreement shall be in the form of Exhibit A-3 hereto), which agreements relate to sales and certain other dispositions of shares of Common Units or certain other securities and were delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (i) At the Closing Date, you shall have received a certificate of an authorized representative of each Selling Unitholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Unitholder set forth in Section 2 hereof are accurate and that such Selling Unitholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the ETE Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.
     7. Covenants of the ETE Entities. The ETE Entities covenant with each Underwriter as follows:
     (a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Until the Option Closing Date, if any, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the

Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the ETE Entities and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the ETE Entities being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
     8. Certain Covenants of the Selling Unitholders. Each Selling Unitholder hereby severally and not jointly agrees:
     (a) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus; provided, however, that, following the expiration of the Lock-Up Period pursuant to the Lock-Up Agreement entered into by such Selling Unitholder, no sale or other transfer of any Units not purchased by the Underwriters pursuant to this Agreement upon the expiration of the 30-day option provided in Section 3 shall be deemed a breach of this covenant.
     (b) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; provided, however, that, following the expiration of the Lock-Up Period pursuant to the Lock-Up Agreement entered into by such Selling Unitholder, no sale or other transfer of any Units not purchased by the Underwriters pursuant to this Agreement upon the expiration of the 30-day option provided in Section 3 shall be deemed a breach of this covenant.

     (c) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Units being sold by such Selling Unitholder.
     (d) To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, of (i) any material change known to such Selling Unitholder in the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries taken as a whole, (ii) any change in information in the Registration Statement, the Time of Sale Prospectus, the Prospectus relating to such Selling Unitholder or (iii) any new material information relating to the Partnership or relating to any matter stated in the Registration Statement, the Time of Sale Prospectus and the Prospectus that comes to the attention of such Selling Unitholder.
     (e) Prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Custody Agreement and a Lock-Up Agreement.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the ETE Entities agree to pay or cause to be paid all expenses incident to the performance of its and the Selling Unitholders obligations under this Agreement, including: (i) the fees, disbursements and expenses of the ETE Entities’ counsel, the ETE Entities’ accountants and Hunton & Williams, LLP, counsel for the Selling Unitholders, in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the ETE Entities and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA, (v) all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the ETE Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the ETE Entities, travel and lodging expenses of the representatives and officers of the ETE Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the ETE Entities hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the ETE Entities and Selling Unitholders may otherwise have for the allocation of such expenses among themselves.
     10. Covenants of the Underwriters. Each Underwriter severally covenants with the ETE Entities not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.
     11. Indemnity and Contribution. (a) The ETE Entities jointly and severally agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.
     (b) Each Selling Unitholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Unitholder furnished to the Underwriters or the Partnership in writing by such Selling Unitholder through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the ETE Entities, the Selling Unitholders, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the ETE Entities or any Selling Unitholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11, 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Unitholders and all persons, if any, who control any Selling Unitholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Partnership, and such directors, officers and control persons of the Partnership, such firm shall be designated in writing by the Partnership. In the case of any such separate firm for the Selling Unitholders and such control persons of any Selling Unitholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Unitholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 11, 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Units or (ii) if the allocation provided by clause 11(e) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the ETE Entities and Selling Unitholders on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by each Selling Unitholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the ETE Entities and Selling Unitholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the ETE Entities or Selling Unitholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.
     (f) The ETE Entities, Selling Unitholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the ETE Entities and the Selling Unitholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Unitholder or any person controlling any Selling Unitholder, or the ETE Entities, their respective officers or directors or any person controlling any of the ETE Entities and (iii) acceptance of and payment for any of the Units.
     (h) Notwithstanding the foregoing, no Selling Unitholder shall be liable for indemnification or contribution payments pursuant to this Agreement in an amount in excess of the product resulting from the multiplication of the Purchase Price by the number of Units sold hereunder by such Selling Unitholder.
     12. Termination. The Underwriters may terminate this Agreement by notice given by you to the ETE Entities, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause 12, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you, the ETE Entities and the Selling Unitholders for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the ETE Entities or the Selling Unitholders. In any such case either you or the relevant Selling Unitholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the ETE Entities or Selling Unitholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the ETE Entities or any Selling Unitholder shall be unable to perform its obligations under this Agreement, the ETE Entities or such Selling Unitholder, whichever party is the cause of such termination, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership and the Selling Unitholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.
     (b) The ETE Entities acknowledge that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the ETE Entities or any other person, (ii) the Underwriters owe the ETE Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the ETE Entities. The ETE Entities waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.
     15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. Applicable Law; Jurisdiction; Waiver of Jury Trial. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the ETE Entities and the Selling Unitholders each consent to the jurisdiction of such courts and personal service with respect thereto. The ETE Entities and the Selling Unitholders each hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the ETE Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its partners and affiliates) and each Selling Unitholder (on its behalf and, in the case such Selling Unitholder is not an individual, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The ETE Entities and the Selling Unitholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the ETE Entities and each Selling Unitholder and may be enforced in any other courts to the jurisdiction of which the ETE Entities or any Selling Unitholder is or may be subject, by suit upon such judgment.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the ETE Entities shall be delivered, mailed or sent to 3738 Oak Lawn Avenue, Dallas, Texas 75219; Phone: (214) 981-0700; Fax: (214) 981-0701, Attention: John W. McReynolds, President and Chief Financial Officer; if to Kellen Holdings, LLC shall be delivered, mailed or sent to such Selling Unitholder c/o Liberty Energy Holdings, 175 Berkley Street, Boston, MA 02116; and if to PH Investments, LLC shall be delivered, mailed or sent to such Selling Unitholder c/o The Pilot House, Lewis Wharf, Boston, MA 02110.
[Signature Pages Follow]

Very truly yours, Energy Transfer Equity, L.P. By: LE GP, L.L.C., its general partner
By:	/s/ John W. McReynolds
	Name:	John W. McReynolds
	Title:	President and Chief Financial Officer

LE GP, LLC
By:	/s/ John W. McReynolds
	Name:	John W. McReynolds
	Title:	President and Chief Financial Officer

SELLING UNITHOLDERS

Kellen Holdings, LLC
By:	/s/ Daniel A. Rioux
	Name:	Daniel A. Rioux
	Title:	Vice President & Treasurer

PH Investments, LLC
By:	/s/ Benjamin Gomez
	Name:	Benjamin Gomez
	Title:	Managing Director

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Ryan Moss

	Name:	Ryan Moss
	Title:	Vice - President

By:	Citigroup Global Markets Inc.

By:	/s/ Michael Casey

	Name:	Michael Casey
	Title:	Vice President

By:	UBS Securities LLC

By:	/s/ Christopher C. Juban

	Name:	Christopher C. Juban
	Title:	Executive Director

By:	/s/ Kenneth Owen

	Name:	Kenneth Owen
	Title:	Associate Director

SCHEDULE I

		Number of
	Number of	Additional
	Firm Units To	Units To Be
Selling Unitholder	Be Sold	Sold
Kellen Holdings, LLC	6,467,023	970,054
PH Investments, LLC	869,565	130,435

Total:	7,336,588	1,100,489

I-1

SCHEDULE II

	Number of Firm Units To	Number of Additional
Underwriter	Be Purchased	Units To Be Purchased
Morgan Stanley & Co. Incorporated	2,261,870	339,281
Citigroup Global Markets Inc	2,261,870	339,281
UBS Securities LLC	2,261,870	339,281
Credit Suisse Securities (USA) LLC	550,978	82,646

Total:	7,336,588	1,100,489

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Time of Sale Prospectus issued November 6, 2007

2.	Electronic road show of ETE available on www.netroadshow.com and www.retailroadshow.com

3.	Free writing prospectus first used on November 7, 2007.

III-1

SCHEDULE IV
Other ETE Entities
La Grange Acquisition, L.P.
(“ETC OLP”)
Heritage Operating, L.P.
(“HOLP”)
Heritage ETC, L.P.
(“Heritage ETC”)
Energy Transfer Interstate Holdings, LLC
(“ETIH OLP”)
Titan Energy GP, L.L.C.
(“Titan GP”)
Titan Energy Partners, L.P.
(“Titan OLP”)

IV-1

SCHEDULE V
Energy Transfer Entities

Entity	Jurisdiction in which registered or qualified

Energy Transfer Equity, L.P.	Delaware (domestic)

LE GP, LLC	Delaware (domestic)

Energy Transfer Partners, L.L.C.
Alabama, Arizona, California, Colorado, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners GP, L.P.
Alabama, Arizona, California, Colorado, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners, L.P.	Delaware (domestic), Louisiana, New York, Oklahoma

La Grange Acquisition, L.P.	Colorado, Louisiana, New Mexico, Oklahoma, Texas (domestic), Utah

Heritage Operating, L.P.
Alabama, Arizona, California, Colorado, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New

IV-1

Entity	Jurisdiction in which registered or qualified

Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wisconsin, Wyoming

Heritage ETC, L.P.	Delaware (domestic), Oklahoma

Energy Transfer Interstate Holdings, LLC	Delaware (domestic)

Titan Energy GP, L.L.C.	Arkansas, Delaware (domestic), Florida, Illinois, Massachusetts, Michigan, Mississippi, Ohio, South Carolina, Utah, Virginia

Titan Energy Partners, L.P.
Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware (domestic), Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, new York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia

IV-2

EXHIBIT A-1
[FORM OF GENERAL LOCK-UP LETTER]
Lock-Up Agreement
November 7, 2007
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Together with the other Underwriters
named in Schedule II to the Underwriting Agreement
referred to herein
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          The undersigned understands that Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), the Selling Unitholders named therein and the other underwriters named in Schedule II to the Underwriting Agreement (together with the Representatives, the “Underwriters”), providing for the public offering (the “Public Offering”) of common units representing limited partner interests of the Partnership (the “Units”).
          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Public Offering, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in

respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Public Offering, (b) transfers required by law, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (e) transfers of Units by any holder of a Unit to any affiliate or any transferee in a private transaction, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Units (as defined in the Underwriting Agreement) or Additional Units (as defined in the Underwriting Agreement) by any Selling Unitholder to the Underwriters pursuant to the Underwriting Agreement.
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Units in connection with the filing of a registration statement relating to the Public Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Units or any securities convertible

2

into or exercisable or exchangeable for Units, or warrants or other rights to purchase Units or any such securities.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Units.
* * *

3

          If (i) the Partnership notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the registration statement filed with the Commission with respect to the Public Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

4

EXHIBIT A-2
[FORM OF KELLEN HOLDINGS, LLC LOCK-UP LETTER]
Lock-Up Agreement
November 7, 2007
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Together with the other Underwriters
named in Schedule II to the Underwriting Agreement
referred to herein
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          The undersigned understands that Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), the Selling Unitholders named therein and the other underwriters named in Schedule II to the Underwriting Agreement (together with the Representatives, the “Underwriters”), providing for the public offering (the “Public Offering”) of common units representing limited partner interests of the Partnership (the “Units”).
          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Public Offering, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in

respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Public Offering, (b) transfers required by law, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (e) transfers of Units by any holder of a Unit to any affiliate or any transferee in a private transaction, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          The undersigned also consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of any Units held by the undersigned except in compliance with the foregoing restrictions. Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Units (as defined in the Underwriting Agreement) or Additional Units (as defined in the Underwriting Agreement) by any Selling Unitholder to the Underwriters pursuant to the Underwriting Agreement.
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Units in connection with the filing of a registration statement relating to the Public Offering. The undersigned

2

further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Units or any securities convertible into or exercisable or exchangeable for Units, or warrants or other rights to purchase Units or any such securities.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Units.
*     *     *

3

          If (i) the Partnership notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the registration statement filed with the Commission with respect to the Public Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

KELLEN HOLDINGS, LLC

Name:

Title:

4

EXHIBIT A-3
[FORM OF PH INVESTMENTS, LLC LOCK-UP LETTER]
Lock-Up Agreement
November 7, 2007
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Together with the other Underwriters
named in Schedule II to the Underwriting Agreement
referred to herein
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          The undersigned understands that Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), the Selling Unitholders named therein and the other underwriters named in Schedule II to the Underwriting Agreement (together with the Representatives, the “Underwriters”), providing for the public offering (the “Public Offering”) of common units representing limited partner interests of the Partnership (the “Units”).
          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Public Offering, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in

respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Public Offering, (b) transfers required by law, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (e) transfers of Units by any holder of a Unit to any affiliate or any transferee in a private transaction, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day Lock-Up Period, or (f) any bona fide pledge of Units as collateral pursuant to a margin account, including, without limitation, any such pledge in favor of Goldman, Sachs & Co. in connection with the undersigned’s existing margin indebtedness. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          The undersigned also consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of any Units held by the undersigned except in compliance with the foregoing restrictions. Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Units (as defined in the Underwriting Agreement) or Additional Units (as defined in the Underwriting Agreement) by any Selling Unitholder to the Underwriters pursuant to the Underwriting Agreement.

2

          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Units in connection with the filing of a registration statement relating to the Public Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Units or any securities convertible into or exercisable or exchangeable for Units, or warrants or other rights to purchase Units or any such securities.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Units.
*     *     *

3

          If (i) the Partnership notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the registration statement filed with the Commission with respect to the Public Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

PH Investments, LLC

Name:

Title:

4

EXHIBIT A-4
LIST OF PARTIES SUBJECT TO LOCK-UPS

Name		Position
1.	John W. McReynolds	Director, President and Chief Financial
Officer of LE GP, LLC

2.	Kelcy L. Warren	Chairman of the Board of Directors of
LE GP, LLC and Energy Transfer Partners
GP, LLC and Chief Executive Officer of
LE GP, LLC

3.	Ray C. Davis	Director of LE GP, LLC and Energy
Transfer Partners GP, LLC

4.	Kenneth A. Hersh	Director of LE GP, LLC

5.	David R. Albin	Director of LE GP, LLC

6.	K. Rick Turner	Director of LE GP, LLC

7.	Bill W. Byrne	Director of LE GP, LLC

8.	Paul E. Glaske	Director of LE GP, LLC

9.	John D. Harkey, Jr.	Director of LE GP, LLC

10.	McReynolds Energy Partners L.P.

11.	Kelcy Warren Partners, L.P.

EXHIBIT B-1
FORM OF OPINION FROM VINSON & ELKINS, LLP
     1. Each of the Energy Transfer Entities has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (i), in the case of the General Partner, to act as the General Partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP and HOLP, (iv) in the case of LA GP, to act as the general partner of ETC OLP, (v) in the case of Heritage ETC to act as the sole member of ETIH OLP, (vi) in the case of Titan GP to act as the sole general partner of Titan OLP, and (vii) in the case of each of the ETE Parties, to perform its obligations under the Underwriting Agreement.
     2. The General Partner is the sole general partner of the Partnership and, as of the Closing Date, the General Partner will own a 0.30915% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and the General Partner owns such general partner interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the ETE Entities. Each of the ETE Entities has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. All partnership and limited liability company action, as the case may be, required to be taken by the ETE Entities or any of their security holders, partners or members for (a) the authorization, sale and delivery of the Units, (b) the due and proper authorization, execution and delivery of the Underwriting Agreement and (c) the consummation of the transactions contemplated by the Underwriting Agreement has been duly and validly taken.
     4. The Units to be sold by the Selling Unitholders pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).

     5. The equity securities of the Partnership, including the Units, conform in all material respects to the description thereof, if any, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     6. The Registration Statement was declared effective under the Securities Act on October 23, 2007; to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Securities Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B and Rule 430A under the Act.
     7. The Registration Statement, the Time of Sale Prospectus and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial or statistical information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or amendments or supplements thereto, as to which such counsel need not express an opinion), appear on their face to comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder.
     8. No approval, authorization, consent or order under any federal law, the laws of the State of New York or Delaware, or approval, authorization, consent of or filing with any New York or Delaware governmental or regulatory commission, board, body, authority or agency, in each case as applicable to any of the ETE Entities, is required in connection with the sale of the Units to be sold by the Selling Unitholders pursuant to the Underwriting Agreement or with the consummation of the transactions contemplated by the Underwriting Agreement other than registration of the Units under the Securities Act, which has been effected (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of the FINRA).
     9. The execution, delivery and performance of the Underwriting Agreement by the ETE Entities, the sale of the Units to be sold by the Selling Unitholders pursuant to the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in

2

the creation or imposition of a lien, charge or encumbrance on any property or assets of the Energy Transfer Entities pursuant to) (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of the Energy Transfer Entities, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement, Prospectus or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Delaware LP Act, or (iv) any governmental decree, judgment or order applicable to the Energy Transfer Entities or any of their respective properties, which decree, judgment or order is identified to such counsel by any of the ETE Entities as being material to the Energy Transfer Entities as a whole, excluding those breaches, violations, defaults or liens, in the case of clause (ii), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the ETE Entities to perform their obligations under the Underwriting Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.
     10. Neither of the Partnership or ETP is and, after giving effect to the offering and sale of the Units, neither will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     11. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Description of Our Common Units” “Material Provisions of Our Partnership Agreement,” “Material Provisions of ETP’s Partnership Agreement,” and “Material Tax Consequences”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     12. The opinion of Vinson & Elkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them
     13. Such counsel has participated in conferences with officers and other representatives of the Energy Transfer Entities, representatives of the independent public accountants of the Energy Transfer Entities, representatives of the Selling Unitholders and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed and, although such counsel need not pass upon and

3

need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as and to the extent stated in subparagraphs 8, 9 and 25 above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (together with (a) the aggregate number of Offered Units offered for sale pursuant to the Prospectus and the number of such Offered Units being offered by each of the Selling Unitholders and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as amended or supplemented, if applicable, as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion in this paragraph 27 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Time of Sale Prospectus or the Prospectus).

4

EXHIBIT B-2
FORM OF OPINION OF THOMAS P. MASON
     1. (a) Ray C. Davis owns 16.2% of the issued and outstanding membership interests in the General Partner; (b) Kelcy L. Warren owns 34.9% of the issued and outstanding membership interests in the General Partner; (c) Natural Gas Partners VI, L.P., a Delaware limited partnership (“NGP”), owns 14.0% of the issued and outstanding membership interests in the General Partner; and (d) Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 34.9% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and each of Ray C. Davis, Kelcy L. Warren, NGP and EPE owns such membership interests free and clear of all Liens, in each case (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each of Ray C. Davis, Kelcy L. Warren, NGP and EPE as debtor on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.
     2. Each of the entities listed on Annex A hereto has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     3. Each of the Energy Transfer Entities is duly registered or qualified to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Schedule B of the Underwriting Agreement, and are in good standing in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     4. The Partnership has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding units representing limited partnership interests of the Partnership have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act). Except for

rights that have been effectively complied with or waived, and other than as provided in (a) the Voting and Transfer Rights Agreements, dated as of October 1, 2002, by and among the Partnership, the General Partner and the other parties thereto, and (b) the Unitholder Rights and Restrictions Agreement, dated May 7, 2007, by and among the Partnership, EPE, Ray C. Davis and NGP), there are no preemptive rights and, to such counsel’s knowledge, resale rights, rights of first refusal and similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of the ETE Parties. To such counsel’s knowledge, none of the of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Underwriting Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Partnership Units or other securities of the ETE Entities, other than as have been waived or complied with.
     5. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such member interests have been duly authorized and validly issued in accordance with the ETP GP LLC Agreement and are fully paid and non-assessable; and the Partnership owns such membership interests free and clear of all Liens, (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known without independent investigation, other than (i) Liens created by or arising under Section 18-607 of the Delaware LLC Act and (ii) Liens arising under the Partnership Credit Agreement.
     6. (a) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (b) such general partner interest has been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement; (c) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under the Partnership Agreement; (d) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 100% of the Class B limited partner interests of ETP GP LP; (e) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Agreement and are fully paid and non-assessable; and (f) the Partnership owns its limited partner interests in ETP GP LP free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to us without independent investigation, other than (x) those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or (y) Liens arising under the Partnership Credit Agreement.
     7. (a) ETP GP LP is the sole general partner of ETP with a 2.0% general partner interest in ETP; (b) such general partner interest has been duly

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authorized and validly issued in accordance with the ETP Partnership Agreement; (c) ETP GP LP owns the Incentive Distribution Rights; and (d) ETP GP LP owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ETP GP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than (x) Liens created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act and (y) Liens arising under the Partnership Credit Agreement.
     8. As of October 16, 2007, the issued and outstanding limited partner interests of ETP consisted of an aggregate 137,067,059 Common Units. As of the date of the Prospectus and the Closing Date, 137,067,059 Common Units and the limited partner interests represented thereby, and the 8,853,852 Class E Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the ETP Partnership Agreement and are fully paid and non-assessable.
     9. (a) LA GP is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP Agreement; (b) ETP GP LP is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interest has been duly authorized and validly issued in accordance with the HOLP Agreement; (c) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the ETIH OLP Agreement; (d) Titan GP is the sole general partner of Titan OLP, and such general partner interests have been duly authorized and validly issued in accordance with the Titan OLP Agreement; (e) LA GP, ETP GP LP and Titan GP own their general partner interests in ETC OLP, HOLP and Titan OLP, respectively, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP, ETP GP LP and Titan GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (f) Heritage ETC and Heritage LP are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (g) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (h) Heritage ETC is the sole limited partner of Titan OLP, with a 99.99% limited partner interest in Titan OLP; (i) the limited partner interests in the OLPs have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid and non-assessable; and (g) such limited partner interests are owned free and clear of all Liens (x) in respect of which a

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financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage ETC and Heritage LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (y) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or Liens arising under the Partnership Credit Agreement.
     10. The Units are duly listed, and admitted and authorized for trading, on the NYSE.
     11. To such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
     12. To such counsel’s knowledge, (i) the ETE Entities are not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the ETE Entitites or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but are not so described as required.
     13. The Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated in the Underwriting Agreement have been satisfied.
     14. Such counsel has participated in conferences with officers and other representatives of the Energy Transfer Entities, representatives of the independent public accountants of the Energy Transfer Entities, representatives of the Selling Unitholders and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed and, although such counsel need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus

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and the Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (together with (a) the aggregate number of Units offered for sale pursuant to the Prospectus and the number of such Units being offered by each of the Selling Unitholders and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as amended or supplemented, if applicable, as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Time of Sale Prospectus or the Prospectus).

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Annex A to Opinion of Thomas P. Mason
Material Subsidiaries

La Grange Acquisition, L.P.	Texas

Heritage Operating, L.P.	Delaware

Heritage ETC, L.P.	Delaware

Energy Transfer Interstate Holdings, LLC	Delaware

Titan Energy GP, L.L.C.	Delaware

Titan Energy Partners, L.P.	Delaware

Transwestern Pipeline Company, LLC	Delaware

ETC Texas Pipeline, Ltd.	Texas

Oasis Pipe Line Company Texas L.P.	Texas

Energy Transfer Fuel, LP	Delaware

HPL Houston Pipe Line Company, LLC	Delaware

E T Fuel Pipeline, L.P.	Delaware

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EXHIBIT C
FORM OF OPINION OF HUNTON & WILLIAMS LLP
     1. the Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;
     2. the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Agreement and the Custody Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to such counsel’s knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;
     3. each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Units to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such Selling Unitholder as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to us without independent investigation; and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Units to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;
     4. the Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder;
     5. delivery of stock certificates representing the Units to be sold by the Selling Shareholders, endorsed to the Underwriters and payment therefor pursuant to the Agreement will pass valid title to such Units, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Units without notice of an adverse claim; and
     6. in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and
     7. such counsel has participated in conferences with officers and other representatives of the Energy Transfer Entities, representatives of the independent public accountants of the Energy Transfer Entities, representatives of the Selling Unitholders and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed and, although such counsel need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (together with (a) the aggregate number of Units offered for sale pursuant to the Prospectus and the number of such Units being offered by each of the Selling Unitholders and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as amended or supplemented, if applicable, as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Time of Sale Prospectus or the Prospectus).

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